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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 12, 2001


                          Lighthouse Fast Ferry, Inc.
                          ---------------------------
            (Exact name of registrant as specified in its charter)




         New Jersey                  0-29205                   22-3241823
         ----------                  -------                   ----------
(State or other jurisdiction   (Commission File No.)        (I.R.S. Employer
 of incorporation)                                         Identification No.)


  195 Fairfield Avenue, Suite 3C, West Caldwell New Jersey        07006
  --------------------------------------------------------        -----
          (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code: (973) 618-9034
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Item 5.  Other Events
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     On June 12, 2001, the Registrant entered into a Redevelopment/Land Lease
Agreement (the "Agreement") with the Perth Amboy Redevelopment Agency ("PARA"). The City of Perth Amboy, New Jersey created PARA to implement a Redevelopment Plan for certain of its properties. The Local Redevelopment and Housing Law N.J.S.A. 40A:12A-1 et seq. authorizes municipalities to participate in the redevelopment and improvements of areas in need of redevelopment. PARA established a Redevelopment Plan to stimulate redevelopment which includes the implementation of public and private transportation systems in the redevelopment area.

     The Registrant submitted a proposal to PARA for the redevelopment of approximately 7 acres (the "Project Site") for the development of a ferry commuter system traveling to Wall Street and Manhattan (the "Project"). PARA is in the process of acquiring the Project Site, which is currently owned by International Group, Inc. ("IGI").

     Pursuant to the Agreement, the Registrant must provide funding to PARA for all reasonable costs incurred by PARA in connection with the Project on a monthly basis. In addition, the Registrant will lease the Project Site from PARA for a term of 8 years beginning on July 1, 2001. If PARA has not acquired the Project Site from IGI by such date, PARA and the Registrant agree to extend the commencement date of the lease. The lease term is renewable for three additional consecutive terms of five year periods and one fourth term of a two year period. There are no further extension rights after the fourth term.

     The Registrant will be granted the option to purchase the Project Site after the initial eight year term for a purchase price of $1,000,000 subject to the terms and conditions of the Agreement.

     Perth Amboy is a major transportation hub, strategically located at the approximate intersection of six major highways, which serve the north-central New Jersey ridership. The Project Site will include parking for up to 600 vehicles and offer the Manhattan bound commuter an alternative to the over congested Hudson River bridge and tunnel crossings. The Registrant projects 500,000 riders per year will utilize the facility once it achieves full operation. Operation from the Project Site is scheduled to commence with one vessel by approximately June 1, 2002, and the Registrant plans to add an additional vessel within four months thereafter.

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Item 7(c) Exhibits
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10.13 Redevelopment/Land Lease Agreement dated June 12, 2001.

      Exhibits may be obtained on request.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 LIGHTHOUSE FAST FERRY, INC.


Date: June 22, 2001              By: /s/ Anthony Cappaze
                                     -------------------------------------------
                                     Anthony Cappaze, President, Chief Executive
                                     Officer and Director

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